January 8, 2020

Northern Lights Fund Trust

80 Arkay Drive, Suite 110

Hauppauge, NY 11788

Dear Sir/Madam:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1246 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 1246 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1246 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

EXHIBIT A

1.	13D Activist Fund
2.	Agility Shares Dynamic Tactical Income ETF
3.	Agility Shares Managed Risk Equity ETF
4.	Agility Shares Put Write Enhance

Equity ETF

5.	Agility Shares Tactical Core Fixed

Income ETF

6.	Altegris/AACA Opportunistic Real Estate Fund
7.	Altegris/AACA Real Estate Income Fund
8.	Altegris GSA Trend Strategy Fund
9.	Altegris Managed Futures Strategy Fund
10.	Altegris Futures Evolution Fund
11.	Ascendant Deep Value Bond Fund
12.	Ascendant Tactical Yield Fund
13.	Astor Dynamic Allocation Fund
14.	Astor Macro Alternative Fund
15.	Astor Sector Allocation Fund
16.	Athena Behavioral Tactical Fund
17.	Beech Hill Total Return Fund
18.	Biondo Focus Fund
19.	BTS Tactical Fixed Income Fund
20.	BTS Managed Income Fund
21.	Chadwick & D’Amato Fund
22.	Changing Parameters Fund
23.	CMG Mauldin Core Fund
24.	CMG Tactical All Asset Strategy Fund
25.	CMG Tactical Bond Fund
26.	Core Market Neutral Fund
27.	Deer Park Total Return Credit Fund
28.	Eagle MLP Strategy Fund
29.	The Global Rates Fund
30.	Grant Park Multi-Alternative Strategies Fund
31.	Ladenburg Income Fund
32.	Ladenburg Income & Growth Fund
33.	Ladenburg Growth & Income Fund
34.	Ladenburg Growth Fund
35.	Ladenburg Aggressive Growth Fund
36.	Navigator Equity Hedged Fund
37.	Navigator Duration Neutral Bond Fund
38.	Navigator Sentry Managed Volatility Fund
39.	Navigator Tactical Fixed Income Fund
40.	Navigator Ultra Short Bond Fund
41.	PSI All Asset Fund
42.	PSI Strategic Growth Fund
43.	PSI Tactical Growth Fund
44.	Patriot Fund
45.	Power Dividend Index Fund
46.	Power Income Fund
47.	Power Momentum Index Fund
48.	Power Dividend Mid-Cap Index Fund
49.	Power Floating Rate Index Fund
50.	Power Global Tactical Allocation/JAForlines Fund
51.	Princeton Long/Short Treasury Fund
52.	Princeton Premium Fund
53.	Princeton Alternative Premium Fund
54.	Probabilities Fund
55.	Probabilities Sector Rotation Fund
56.	Sierra Tactical All Asset Fund
57.	Sierra Tactical Core Income Fund
58.	Sierra Tactical Municipal Fund
59.	RiskPro PFG Aggressive 30+ Fund
60.	RiskPro PFG 30+ Fund
61.	RiskPro 30+ Fund
62.	RiskPro Aggressive 30+ Fund
63.	RiskPro Dynamic 0-10 Fund
64.	RiskPro Dynamic 15-25 Fund
65.	RiskPro Dynamic 20-30 Fund
66.	RiskPro PFG Balanced 20-30 Fund
67.	RiskPro PFG Global 30+ Fund
68.	RiskPro PFG Equity 30+ Fund
69.	RiskPro Tactical 0-30 Fund
70.	RiskPro PFG 0-15 Fund
71.	RiskPro Alternative 0-15 Fund
72.	Toews Tactical Defensive Alpha Fund
73.	Toews Tactical Income Fund
74.	Toews Tactical Monument Fund
75.	Toews Tactical Opportunity Fund
76.	Toews Tactical Oceana Fund
77.	Toews Tactical Growth Allocation Fund
78.	Toews Unconstrained Income Fund
79.	TransWestern Institutional Short Duration Government Bond Fund
80.	Zeo Short Duration Income Fund
81.	Zeo Sustainable Credit Fund